Exhibit 99.1

Eiger BioPharmaceuticals Files for Voluntary Chapter 11 Protection

Announces “Stalking Horse” Agreement for the Sale of Zokinvy® (lonafarnib)

Patient Access to Zokinvy® to Continue Uninterrupted

Palo Alto, Calif., April 1, 2024 — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR) today announced that it and its direct subsidiaries have filed voluntary petitions for chapter 11 protection under the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas. The company also announced a “stalking horse” agreement for the sale of Zokinvy® (lonafarnib) to Sentynl Therapeutics, Inc., a biopharmaceutical company focused on rare diseases. Under the terms of the “stalking horse” agreement, subject to court approval, Sentynl Therapeutics will pay up to $26.0 million, subject to certain purchase price adjustments, including per diem reductions if the sale closes after April 24, 2024, for the acquisition of Zokinvy®. In accordance with Section 363 of the Bankruptcy Code, other potential bidders can submit competing bids for the company’s assets through a court-supervised process.

Eiger filed customary “first day” motions with the court requesting relief designed to enable Eiger to transition into chapter 11 and uphold its commitments to stakeholders during the process without material disruption to its ordinary course of operations. The company intends to sell substantially all of its assets during the bankruptcy case and to facilitate an orderly wind down of its operations.

Court filings and other information regarding the chapter 11 case are available via Kurtzman Carson Consultants LLC, a third-party bankruptcy claims and noticing agent, at: www.kccllc.net/Eiger. Inquiries regarding the case can be submitted via http://www.kccllc.net/Eiger/inquiry or by phone at (888) 733-1544 (U.S./Canada) or (310) 751-2638 (International).

Eiger is represented by Sidley Austin LLP as its legal counsel, Alvarez & Marsal as its financial advisor and SSG Capital Advisors, LLC as its restructuring investment banker.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future financial condition; business strategy and plans and objectives for future operations; the sale of any or all of the company’s assets, including pursuant to the “stalking horse” agreement with Sentynl Therapeutics, Inc.; our ability to continue to supply Zokinvy® to patients; and our ability to maintain normal operations during the chapter 11 cases, are forward-looking statements. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the potential negative impacts of the chapter 11 filings on our liquidity and results of operations; changes in our ability to meet our financial obligations during the chapter 11 process and to maintain contracts that are critical to our operations; the outcome and timing of the chapter 11 process and any potential asset sales; the effect of the chapter 11 filings and any potential asset sales on our relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the chapter 11 process or the potential asset sales; uncertainty regarding obtaining Bankruptcy Court approval of a sale of assets or other conditions to the potential asset sales; and the timing or amount of any distributions, if any, to Eiger’s stakeholders. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” section in Eiger’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Eiger’s subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:

Investors:

Alexandra Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

Media:

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com